Exhibit 8.1

LIST OF CONSOLIDATED SUBSIDIARIES

NAME	JURISDICTION OF INCORPORATION
POSCO E&C Co., Ltd.	Korea
POSCO P&S Co., Ltd.	Korea
POSCO Coated & Color Steel Co., Ltd.	Korea
POSCO Plant Engineering Co., Ltd.	Korea
POSCO ICT Co., Ltd.	Korea
POSCO Research Institute	Korea
Seung Kwang Co., Ltd.	Korea
POSCO A&C Co., Ltd.	Korea
POSCO Specialty Steel Co., Ltd.	Korea
POSTECH Venture Capital Corp.	Korea
eNtoB Corporation	Korea
POSCO Chemtech Company Ltd.	Korea
POSCO Terminal Co., Ltd.	Korea

POSCO M-TECH Co., Ltd.	Korea
POSCO Energy Co., Ltd.	Korea
Postech 2006 Energy Fund	Korea
PHP Co., Ltd.	Korea
POSCO TMC Co., Ltd.	Korea
PNR Co., Ltd.	Korea
Megaasset Co., Ltd.	Korea
POSCO Engineering Company	Korea
Pohang FuelCell Co., Ltd. Pohang SFPC Co., Ltd. POSWITH Co., Ltd. BASYS INDUSTRY Co., Ltd. POSTECH BD Newundertaking Fund POSBRO Co., Ltd.	Korea Korea Korea Korea Korea Korea

POSCO AST Co., Ltd.	Korea
DaiMyung TMS Co., Ltd.	Korea
POS-HiMetal Co., Ltd.	Korea
POSCO E&E Co., Ltd. POSMIC Co., Ltd. POSFINE Co., Ltd. POS ECO HOUSING Co., Ltd. Mapo high broad parking Co., Ltd. DAKOS Co., Ltd.	Korea Korea Korea Korea Korea Korea
Gwangyang SPFC Co., Ltd. POSCALCIUM Company, Ltd. Plant Engineering Service Technology Co., Ltd.	Korea Korea Korea
9Digit Co., Ltd. Postech Early Stage Fund Busan E&C Co., Ltd. POSCO Family Strategy Fund POREKA Co., Ltd. SONGDO SE Co., Ltd.	Korea Korea Korea Korea Korea Korea

NAME	JURISDICTION OF INCORPORATION
Posgreen Co., Ltd.	Korea
Daewoo International Corporation	Korea
POSCO LED Co., Ltd. Gunsan SFPC Co., Ltd.	Korea Korea
POSCO NST Co., Ltd.	Korea
Pohang Scrap Recycling Center Co., Ltd. PSC energy global Co., Ltd. Suncheon Ecotrans Co., Ltd. Shinan Energy Co., Ltd. Reco Metal Co., Ltd. New Altec Co., Ltd. PONUTech Co., Ltd. Blue O&M Co., Ltd.	Korea Korea Korea Korea Korea Korea Korea Korea

POSCO America Corporation	USA
POSCO Australia Pty. Ltd.	Australia
POSCO Canada Ltd.	Canada
POSCAN Elkview Coal Ltd.	Canada
POSCO Asia Co., Ltd.	China
Dalian POSCO Steel Co., Ltd.	China
POSCO-CTPC Co., Ltd.	China
POSCO-JKPC Co., Ltd.	Japan
International Business Center Corporation	Vietnam
POSCO E&C Vietnam Co., Ltd.	Vietnam
Zhangjiagang Pohang Stainless Steel Co., Ltd.	China
Guangdong Pohang Coated Steel Co., Ltd.	China
POSCO (Thailand) Co., Ltd.	Thailand
Myanmar-POSCO Steel Co., Ltd.	Myanmar
POSCO-JOPC Co., Ltd.	Japan
POSCO Investment Co., Ltd.	China
POSCO-MKPC SDN. BHD.	Malaysia
Qingdao Pohang Stainless Steel Co., Ltd.	China
POSCO (Suzhou) Automotive Processing Center Co., Ltd.	China
POSCO Bio Ventures L.P. PT. POSNESIA	USA Indonesia
POSCO E&C-Hawaii Inc.	USA
POS-Qingdao Coil Center Co., Ltd.	China
POS-Ore Pty. Ltd.	Australia
POSCO-China Holding Corp.	China
POSCO-Japan Co., Ltd.	Japan
POS-CD Pty. Ltd.	Australia
POS-GC Pty. Ltd.	Australia
POSCO-India Private Ltd.	India
POS-India Pune Steel Processing Centre Pvt. Ltd.	India
POSCO-JNPC Co., Ltd.	Japan
POSCO-Foshan Steel Processing Center Co., Ltd.	China
POSCO E&C (China) Co., Ltd.	China
POS-MPC S.A. de C.V.	Mexico
Zhangjigang Pohang Port Co., Ltd.	China
Qingdao Pusin Steel Material Co., Ltd.	China
POSCO-Vietnam Co., Ltd.	Vietnam
POSCO-Mexico Co., Ltd.	Mexico
POSCO-India Delhi Steel Processing Centre Pvt. Ltd.	India
POSCO-Poland Wroclaw Steel Processing Center Co., Ltd.	Poland
POS-NP Pty. Ltd.	Australia

NAME	JURISDICTION OF INCORPORATION
POSCO-Vietnam Processing Center Co., Ltd.	Vietnam
POSCO (Chongqing) Automotive Processing Center Co., Ltd.	China
Suzhou POS-CORE Technology Co., Ltd.	China
POSCO-JYPC Co., Ltd.	Japan
POSCO-Malaysia SDN. BHD.	Malaysia
POS-Minerals Corporation	USA
POSCO (Wuhu) Automotive Processing Center Co., Ltd. POSCO E&C India Private Ltd. POSCO E&C SMART	China India Mexico
POSCO-Philippine Manila Processing Center Inc. Dalian POSCON Dongbang Automatic Co., Ltd. Sanpu Trading Co., Ltd. Zhangiagang BLZ Pohang International Trading Co., Ltd. POSCO Mexico Human Tech	Philippines China China China Mexico

POSCO Mexico East Steel Distribution Center Co., Ltd.

POSCO Gulf Logistic LLC.

POSCO ICT- China

DWEMEX S.A. DE C.V.

POS MPC Servicios de C.V.

EUROTALY S.A.

POSCO South East Asia Pte. Ltd.

EUROPE Steel Distribution Center

Vectus Ltd.

Zeus (Cayman)

Mexico UAE China Mexico Mexico Uruguay Singapore Slovenia England Cayman Island
POSCO VST Co., Ltd.	Vietnam
POSCO Maharashtra Steel Pvt. Ltd.	India
POSCO India Chennai Steel Processing Centre Pvt. Ltd.	India
POSCO Turkey Nilufer Processing Center Co., Ltd.	Turkey
POSCO Vietnam Ha Noi Processing Center Co., Ltd.	Vietnam
POSCO (Liaoning) Automotive Processing Center Ltd.	China

POSCO-Indonesia Jakarta Processing Center, PT

POSCO E&C Venezuela C.A.

PT. MRI

POSCORE-India

POSCO America Alabama Processing Center Co., Ltd.

PT. DEC Indonesia

POSCO (Yantai) Automotive Processing Center Co., Ltd.

POSCO India Steel Distribution Centre Private Ltd.

Indonesia Venezuela Indonesia India USA Indonesia China India
POSCO China Dalian Plate Processing Center Ltd. POSCO-South Asia Co., Ltd. POSCO SS-Vina Co., Ltd.	China Thailand Vietnam
POSCO-NCR Coal Ltd.	Canada
POSCO WA Pty. Ltd. POSCO E&C-UZ POSCO Australia GP Limited	Australia Uzbekistan Australia
Daewoo International America Corp.	USA
Daewoo International Deutschland GmbH	Germany
Daewoo International Japan Corp.	Japan
Daewoo International Singapore Pte. Ltd.	Singapore
Daewoo Italia S.r.l.	Italy
Daewoo Cement (Shandong) Co., Ltd.	China
Daewoo (China) Co., Ltd.	China
PT. RISMAR Daewoo Apparel	Indonesia
Daewoo Textile Fergana LLC	Uzbekistan
Daewoo Textile Bukhara LLC	Uzbekistan
Daewoo International Australia Holdings Pty. Ltd.	Australia

NAME	JURISDICTION OF INCORPORATION
Daewoo Paper Manufacturing Co., Ltd. Tianjin Daewoo Paper Co., Ltd.	China China
POSCO Mauritius Ltd. PT. KRAKATAU STEEL POSCO Myanmar Daewoo Ltd.	Mauritius Indonesia Myanmar

DAEWOO INTERNATIONAL MEXICO S.A. de C.V.

DAEWOO INTERNATIONAL Guangzhou Corp.

DAEWOO Energy Central Asia

DAEWOO STC & Apparel Vietnam Ltd.

Myanmar Daewoo International Ltd.

DAYTEK ELECTRONICS CORP.

DAEWOO(M) SDN. BHD.

DAEWOO Canada Ltd.

DAEWOO EL SALVADOR S.A. de C.V.

GEZIRA TANNERY Co., Ltd.

POSCO (Zhangiagang) Stainless Steel Processing Center Co., Ltd.

DAEWOO International Corporation(M) SDN. BHD.

DAEWOO International SHANGHAI Co., Ltd.

PGSF, LLC

Mexico China Uzbekistan Vietnam Myanmar Canada Malaysia Canada EL SALVADOR Sudan China Malaysia China USA

Xenesys Inc.

Daewoo International India Private Ltd

TECHREN Solar, LLC

PT. POSCO E&C Indonesia

Hume Coal Pty. Ltd.

DAEWOO HANDLES GmbH

POSCO FOUNDATION

EPC EQUITIES LLP

SANTOS CMI INC. USA

SANTOS CMI ENGENHARIA E CONSTRUCOES LTDA

SANTOS CMI PERU S.A.

SANTOS CMI COSTA RICA S.A.

SANTOS CMI CONSTRUCCIONES S.A. (Uruguay)

GENTECH International INC.

EPC INVESTMENTS C.V.

INGENIERIA Y CONSTRUCCION HOLAND CO S.A.

ASESORIA Y SERVICIOS EPC S.A. CHILE

SANTOS CMI S.A.

SANTOS CMI CONSTRUCCIONES DE CHILE S.A.

S&K SANTOS CMI S.A. DE C.V.(MEXICO)

COMPAMIA DE AUTOMATIZACION & CONTROL, GENESYS S.A

VAUTIDAMERICAS S.A.

SANTOS CMI Construction Argentina S.A.

POSCO E&C BRAZIL Ltd.

POSCO Electrical Steel India Private Limited

Daewoo International Cameroon PLC.

POSCO Assan TST Steel Industry

Japan

India

USA

Indonesia

Australia

Germany

India

England

USA

Brazil

Peru

COSTA RICA

Uruguay

Panama

the Netherlands

Ecuador

Chile

Ecuador

Chile

Mexico

Ecuador

Ecuador

Argentina

Brazil

India

Cameroon

Turkey

HONG KONG POSCO E&C(CHINA) Investment Co., Ltd.	Hong Kong
POSCO Klappan Coal Ltd.	Canada
DAESAN(Cambodia) Co., Ltd.	Cambodia
Brazil Sao Paulo Steel Processing Center Co., Ltd.	Brazil
POSCO (Dalian) IT Center Development Co., Ltd.	China
PT. POSCO Resources Indonesia	Indonesia
PT. POSCO ICT Indonesia	Indonesia
PT. POSCO M-TECH Indonesia	Indonesia
PT. KRAKATAU POSCOPOWER	Indonesia
POSCO RUS. LLC.	Russia

NAME	JURISDICTION OF INCORPORATION
POSCO Thainox Public Company Limited	Thailand
DAEWOO INTERNATIONAL SHANGHAI Waigaoqiao Co., Ltd.	China
PT. Bio Inti Angrindo	Indonesia
POSCO E&C AUSTALIA Pty. Ltd.	Australia
POSCO-TISCO(Jilin) Processing Center Co., Ltd	China
Hunchun POSCO Logistics Co., Ltd	China
USA SRDC Corporation	USA
DAEWOO INTERNATIONAL Vietnam Co., Ltd	Vietnam

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